Exhibit 99.1

FOSTER WHEELER ANNOUNCES THIRD-QUARTER FINANCIAL RESULTS

     HAMILTON, BERMUDA, November 10, 2003–Foster Wheeler Ltd. (NYSE: FWC) today reported a net loss for the third quarter of 2003 of $26.9 million, or $0.65 per diluted share, which included net pre-tax charges of $26.1 million. Charges for the third quarter of 2003 included expenses of $13.9 million for professional services and severance benefits driven by the company’s restructuring process and an impairment loss of $15.1 million on the anticipated sale of a domestic corporate office building. This compares to a net loss of $151.0 million, or $3.69 per diluted share, for the same quarter last year, which included net pre-tax charges of $146.7 million. Revenues for the third quarter of 2003 totaled $896.2 million compared to $814.2 million in the third quarter of last year.

     “Our operating performance continues to improve,” said Raymond J. Milchovich, chairman, president and chief executive officer. “Although our backlog is down in these challenging market conditions, we are winning quality business with strategic and tactical importance and are seeing a steady level of opportunities. The increased rigor and discipline that we have instilled in the organization is allowing us to execute better, provide more value to our clients and improve project financial performance.”

     “We have seen improvement in domestic liquidity and our current forecast indicates that we will have adequate liquidity through year-end 2004. We intend to improve our position by taking a number of actions that include the successful completion of a major asset monetization,” continued Mr. Milchovich.

     “We are beginning to realize the benefits of our operational restructuring and continue our focus on completing our balance sheet restructuring during early 2004,” added Mr. Milchovich. “We believe the combination of an improved financial structure and substantial operational enhancements will allow us to unlock the considerable upside potential in our worldwide operations.”

     Worldwide, total cash and short-term investments at the end of the quarter were $470 million, compared to $419 million at the end of the second quarter of 2003, and $522 million at

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the end of the third quarter of 2002. Of the $470 million in cash and short-term investments at the end of the third quarter, $407 million was held by non-U.S. subsidiaries. As of September 26, 2003, the company’s indebtedness was $1.1 billion, essentially unchanged from year-end 2002 and down $67 million from the end of the third quarter of 2002.

     For the nine months ended September 26, 2003, revenues were $2.6 billion, flat with revenues in the first nine months of last year. Excluding the impact of the sale of the assets of the environmental business in the first quarter of 2003, revenues were up 8%. The net loss for the period was $76.1 million compared to a net loss of $413.1 million in the first nine months of 2002. Pre-tax charges of $86.9 million and $421.4 million were included in the first nine months of 2003 and 2002, respectively.

Bookings and Segment Performance

     Management uses several financial metrics to measure the performance of the company’s business segments. Earnings before interest expense, taxes, depreciation and amortization (EBITDA) is the primary financial measure used by the company’s chief decision makers and is one of the covenant metrics in the company’s outstanding debt. A reconciliation of EBITDA, a non-GAAP financial measure, to earnings before taxes, a GAAP measure, is shown below.

CALCULATION OF EBITDA
(In Thousands of Dollars)

Three months ended September 2003
			Corporate &
	E&C	Energy	Financial	Total
Earnings/(Loss) before income taxes	17,118	22,471	(61,200)	(21,611)
Interest Expense *	(432)	4,560	21,820	25,948
Depreciation and Amortization	2,501	5,345	991	8,837
EBITDA	19,187	32,376	(38,389)	13,174

Three months ended September 2002
			Corporate &
	E&C	Energy	Financial	Total
Earnings/(Loss) before income taxes	(28,636)	(53,662)	(60,412)	(142,710)
Interest Expense *	(985)	5,009	17,079	21,103
Depreciation and Amortization	3,118	19,463	1,205	23,786
EBITDA	(26,503)	(29,190)	(42,128)	(97,821)

* Includes dividends on preferred security of subsidiary trust

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     New orders booked during the third quarter of 2003 were $582.4 million compared to $1,019.8 million in the third quarter of last year, excluding environmental orders of $23.7 million. The company’s backlog was $3.0 billion, compared to $4.0 billion at the end of the third quarter of 2002, excluding $1.8 billion related to the environmental business.

     Third-quarter new bookings for the Engineering and Construction (E&C) Group were $443.4 million, essentially flat with orders of $446.2 million during the year-ago quarter, excluding the environmental orders. The Group’s backlog was $2.0 billion, compared to $2.5 billion at quarter-end 2002, excluding the environmental backlog. Revenues for the E&C Group in the third quarter of 2003 were $575.5 million, up 45% compared to $396.2 million in the third quarter of 2002, excluding environmental revenues of $66.3 million. Both the UK and Continental Europe recorded significant increases. EBITDA was $19.2 million this quarter, compared to a negative EBITDA of $26.5 million for the same period last year.

     New bookings in the third quarter for the Energy Group were $135.2 million, compared to $579.5 million in third quarter 2002. Last year’s quarter included a contract award of $342 million to the company’s Finnish subsidiary for the engineering, procurement and construction of two power plants in Ireland. Backlog at quarter-end was $1.0 billion, compared to $1.6 billion at quarter-end 2002. Energy Group revenues for the quarter were $321.4 million, down from $355.8 million in the same quarter of 2002, as improvements in the European power business were more than offset by the U.S. power operations decline. EBITDA for the quarter was $32.4 million compared to a negative EBITDA of $29.2 million last year. Operations in Europe continue to improve on revenue growth while the U.S. business is benefiting from cost reductions and better execution on existing projects.

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Notes to Editor:

1.	Consolidated Statements follow.

2.	Foster Wheeler will conduct a conference call with analysts today (November 10) at 11:00 a.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 877-692-2588 approximately ten minutes before the call. International access is available by dialing 973-321-1040. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay passcode
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4282162# required) starting one hour after the conclusion of the call through 8 p.m. (Eastern) on Monday, November 24, 2003. The replay can also be accessed on the company's Web site for two weeks following the call.

3.	Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

4.	Safe Harbor Statement
This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the various industries within which the Corporation operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The corporation cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, changes in estimates made by the company of costs to complete projects, contract cancellations, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies, and the outcome of cash-generation initiatives. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

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11-10-03

Media Contact:	Richard Tauberman	908-730-4444
Investor Contact:	John Doyle	908-730-4270
Other Inquiries:		908-730-4000

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Earnings - Summary
(In Thousands of Dollars, Except Per Share Amounts)

	Three months ended		Nine months ended

	Sept. 2003	Sept. 2002	Sept. 2003	Sept. 2002

Unfilled orders	$2,998,691	$5,842,477	$2,998,691	$5,842,477
New orders booked	582,396	1,043,542	1,705,819	2,484,761

Revenues:
Operating revenues	886,573	799,069	2,592,903	2,538,812
Other income	9,625	15,118	49,969	40,305

Total revenues	896,198	814,187	2,642,872	2,579,117

Cost and Expenses:
Cost of operating revenues	806,494	857,927	2,392,838	2,465,406
Selling, general & administrative expenses	45,978	53,844	145,106	165,808
Other deductions / minority interest	39,389	24,023	90,665	130,464
Interest expense	21,364	16,904	57,196	48,861
Dividends on preferred security of subsidiary trust	4,584	4,199	13,443	12,315

Total costs and expenses	917,809	956,897	2,699,248	2,822,854

Loss before income taxes	(21,611)	(142,710)	(56,376)	(243,737)
Provision for income taxes	5,286	8,300	19,679	18,879

Net loss prior to cumulative effect of a change in accounting principle	(26,897)	(151,010)	(76,055)	(262,616)

Cumulative effect on prior years (to Dec. 28, 2001) of a change in accounting principle for goodwill, net of $0 tax				(150,500)

Net loss	$(26,897)	$(151,010)	$(76,055)	$(413,116)

Other comprehensive earnings / (loss):
Foreign currency translation adjustment	(415)	1,846	(1,131)	11,252
Change in unrealized losses on derivative instruments, net of tax				(1,679)
Reclassification of unrealized gain on derivative instruments to earnings				(2,155)
Minimum pension liability adjustment			(13,511)

Comprehensive loss	$(27,312)	$(149,164)	$(90,697)	$(405,698)

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Earnings - Summary
(In Thousands of Dollars, Except Per Share Amounts)

	Three months ended		Nine months ended

	Sept. 2003	Sept. 2002	Sept. 2003	Sept. 2002

Loss per share :
Basic:
Net loss prior to cumulative effect of a
change in accounting principle	($0.65)	($3.69)	($1.85)	($6.42)

Cumulative effect on prior years (to Dec. 28, 2001) of a
change in accounting principle for goodwill				($3.67)

Net loss per share	($0.65)	($3.69)	($1.85)	($10.09)

Diluted:
Net loss prior to cumulative effect of a
change in accounting principle	($0.65)	($3.69)	($1.85)	($6.42)

Cumulative effect on prior years (to Dec. 28, 2001) of a
change in accounting principle for goodwill				($3.67)

Net loss per share	($0.65)	($3.69)	($1.85)	($10.09)

Shares outstanding (in thousands) :
Basic : Weighted average number
of shares outstanding	41,041	40,963	41,040	40,943
Diluted : Effect of share options	*	*	*	*
Convertible Debt	*	*	*	*

Total diluted	41,041	40,963	41,040	40,943

See attached schedule of charges for the three and nine months ended September 2003 and 2002.

*	The effect of the stock options and convertible debt were not included in the calculation of diluted earnings per share as they were antidilutive due to the loss.

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(In Thousands of Dollars)

	Three months ended		Nine months ended

	Sept. 2003	Sept. 2002	Sept. 2003	Sept. 2002

Engineering and Construction (EC)
Unfilled orders	$2,030,418	$4,277,347	$2,030,418	$4,277,347
New orders booked	443,385	469,852	1,166,542	1,365,759
Revenues	575,516	462,531	1,587,505	1,443,833
Interest expense	(432)	(985)	(1,241)	(1,554)
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	17,118	(28,636)	37,273	(21,371)
EBITDA	19,187	(26,503)	43,729	(11,379)
Energy (E)
Unfilled orders	972,938	1,576,458	972,938	1,576,458
New orders booked	135,190	579,515	532,706	1,131,483
Revenues	321,384	355,766	1,057,099	1,155,102
Interest expense	4,560	5,009	14,293	16,747
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	22,471	(53,662)	59,140	(73,633)
EBITDA	32,376	(29,190)	89,841	(25,436)
Corporate and Financial Services (CF) (2)
Unfilled orders	(4,665)	(11,328)	(4,665)	(11,328)
New orders booked	3,821	(5,825)	6,571	(12,481)
Revenues	(702)	(4,110)	(1,732)	(19,818)
Interest expense (1)	21,820	17,079	57,587	45,983
(Loss) before income taxes	(61,200)	(60,412)	(152,789)	(148,733)
EBITDA	(38,389)	(42,128)	(92,186)	(99,311)
Total
Unfilled orders	2,998,691	5,842,477	2,998,691	5,842,477
New orders booked	582,396	1,043,542	1,705,819	2,484,761
Revenues	896,198	814,187	2,642,872	2,579,117
Interest expense (1)	25,948	21,103	70,639	61,176
(Loss) before income taxes	(21,611)	(142,710)	(56,376)	(243,737)
Provision for income taxes	5,286	8,300	19,679	18,879
Net (loss) prior to cumulative effect of a change in accounting principle	(26,897)	(151,010)	(76,055)	(262,616)
Cumulative effect on prior years of a change in accounting principle for goodwill				(150,500)
Net (loss)	(26,897)	(151,010)	(76,055)	(413,116)
EBITDA	$13,174	$(97,821)	$41,384	$(136,126)

See attached schedule of charges by group for the three and nine months ended September 2003 and 2002.

1) Includes dividends on preferred security of subsidiary trust.
2) Includes intersegment eliminations

Foster Wheeler Ltd.
Summary of Charges
(In Thousands of Dollars)

	Three months ended September 26, 2003				Nine months ended September 26, 2003

	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total

(Gain) / loss on sale of assets			15,100	15,100	(15,300)		15,100	(200)
Revision to project cost estimates and related receivable reserve	(3,700)	300		(3,400)	32,400	2,300		34,700
Recovery of project claims					(2,500)			(2,500)
Restructuring and credit agreement costs			12,800	12,800			33,300	33,300
Severance	(600)	1,200	500	1,100	3,200	4,500	2,000	9,700
Legacy cost of pension and postretirement medical	(600)		1,900	1,300	(2,200)		9,600	7,400
Legal and other			(800)	(800)			4,500	4,500

Total	(4,900)	1,500	29,500	26,100	15,600	6,800	64,500	86,900

	Three months ended September 27, 2002				Nine months ended September 27, 2002

	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total

Change in accounting for goodwill					48,700	101,800		150,500
Losses recognized in anticipation of asset sales						50,800		50,800
Revision to project cost estimates and related receivable reserve	37,700	43,200		80,900	38,000	28,800		66,800
Revision to project claim estimates and related costs	6,700	7,400	8,600	22,700	33,900	28,100	8,600	70,600
Provision for impairment loss on a U.S. manufacturing facility under SFAS 144		13,400		13,400		13,400		13,400
Provision for asbestos claims			6,200	6,200			6,200	6,200
Performance intervention, restructuring and credit agreement costs			8,500	8,500			27,400	27,400
Severance	500	1,200	1,400	3,100	500	4,300	2,900	7,700
Legacy cost of pension and postretirement medical			2,700	2,700			8,000	8,000
Legal and other	1,000	4,700	3,500	9,200	1,000	8,200	10,800	20,000

Total	45,900	69,900	30,900	146,700	122,100	235,400	63,900	421,400

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(In Thousands of Dollars)

	September 26,	December 27,
ASSETS	2003	2002

CURRENT ASSETS:
Cash and cash equivalents	$407,703	$344,305
Short-term investments	13,176	271
Accounts and notes receivable	508,678	628,221
Contracts in process and inventories	197,096	279,824
Prepaid, deferred and refundable income taxes	30,724	41,155
Prepaid expenses	34,423	36,071

Total current assets	1,191,800	1,329,847

Land, buildings and equipment	703,503	769,680
Less accumulated depreciation	362,107	361,861

Net book value	341,396	407,819
Restricted cash	49,271	84,793
Notes and accounts receivable – long-term	31,167	21,944
Investment and advances	89,826	88,523
Goodwill, net	50,746	50,214
Other intangible assets, net	71,428	72,668
Prepaid pension cost and related benefit asset	23,572	26,567
Asbestos-related insurance recovery receivable	497,030	534,045
Other assets	174,464	156,279
Deferred income taxes	76,217	69,578

TOTAL ASSETS	$2,596,917	$2,842,277

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Current installments on long-term debt	$28,087	$31,562
Bank loans	121	14,474
Accounts payable and accrued expenses	576,770	635,089
Estimated costs to complete long-term contracts	608,589	645,763
Advance payments by customers	69,774	82,658
Income taxes	54,258	64,517

Total current liabilities	1,337,599	1,474,063

Corporate and other debt less current installments	334,112	341,702
Special-purpose project debt less current installments	172,330	181,613
Capital lease obligations	61,089	58,237
Deferred income taxes	8,339	8,333
Pension, postretirement and other employee benefits	478,940	437,820
Asbestos-related liability	460,678	519,790
Other long-term liabilities and minority interest	123,058	109,373
Subordinated Robbins facility exit funding obligations	107,285	107,285
Convertible subordinated notes	210,000	210,000
Trust preferred securities	175,000	175,000

TOTAL LIABILITIES.	3,468,430	3,623,216

SHAREHOLDERS’ DEFICIT:
Common Stock	40,772	40,772
Paid-in capital	201,841	201,718
Retained deficit	(730,046)	(653,991)
Accumulated other comprehensive loss	(384,080)	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(871,513)	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,596,917	$2,842,277

Foster Wheeler Ltd. and Subsidiaries

CALCULATION OF EBITDA
(In Thousands of Dollars)

	Three months ended		Nine months ended

	Sept. 2003	Sept. 2002	Sept. 2003	Sept. 2002

Consolidated Total
(Loss)/ Earnings Before Income Taxes	(21,611)	(142,710)	(56,376)	(243,737)
Interest Expense *	25,948	21,103	70,639	61,176
Depreciation and Amortization	8,837	23,786	27,121	46,435

EBITDA	13,174	(97,821)	41,384	(136,126)

Engineering & Construction
(Loss)/ Earnings Before Income Taxes	17,118	(28,636)	37,273	(21,371)
Interest Expense	(432)	(985)	(1,241)	(1,554)
Depreciation and Amortization	2,501	3,118	7,697	11,546

EBITDA	19,187	(26,503)	43,729	(11,379)

Energy
(Loss)/ Earnings Before Income Taxes	22,471	(53,662)	59,140	(73,633)
Interest Expense	4,560	5,009	14,293	16,747
Depreciation and Amortization	5,345	19,463	16,408	31,450

EBITDA	32,376	(29,190)	89,841	(25,436)

Corporate & Financial
(Loss)/ Earnings Before Income Taxes	(61,200)	(60,412)	(152,789)	(148,733)
Interest Expense *	21,820	17,079	57,587	45,983
Depreciation and Amortization	991	1,205	3,016	3,439

EBITDA	(38,389)	(42,128)	(92,186)	(99,311)

*	Includes dividends on preferred security of subsidiary trust